UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, the Board of Directors, or the Board, of Cerus Corporation, or the Company, adopted an amendment to the Company’s form of restricted stock unit agreement under the Company’s 1999 Equity Incentive Plan to conform such agreement to the final regulations under Section 409A of the Internal Revenue Code, or 409A, including among other things, clarifying the timing and form of all payments. The existing restricted stock unit agreement was amended to provide the following:

•

that, in the event of certain corporate transactions, awards held by individuals whose service has not terminated at the effective time of the corporate transaction will become fully vested and all shares of common stock subject to such awards will be issued on the effective date of the corporate transaction.

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that, in the event of certain corporate transactions, all shares of common stock subject to awards held by individuals whose service has terminated prior to the date of the corporate transaction will be issued on the effective date of the corporate transaction (with no additional vesting acceleration).

The Company also amended its Change of Control Severance Benefit Plan, or the Severance Plan, to conform such plan to the final regulations under 409A. The Severance Plan was amended to provide the following:

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that a “good reason resignation” shall only occur if (i) a participant in the Severance Plan notifies the Company in writing within 60 days after the occurrence of the event constituting “good reason” that he or she intends to terminate his or her employment no earlier than 30 days after providing such notice, (ii) the Company does not cure such condition within 30 days following its receipt of such notice or states in writing that it does not intend to attempt to cure such condition, and (iii) the participant resigns from employment within 30 days following the end of the period within which the Company was entitled to remedy the condition constituting “good reason” but failed to do so.

•	that cash severance payments shall be made in a lump sum rather than either lump sum or salary continuation at the Board’s discretion.

•

that if any of the benefits under the Severance Plan constitute “deferred compensation” under 409A and the recipient of the benefit is a “specified employee” of the Company (as such term is defined in 409A) then, solely to the extent necessary to avoid the incurrence of adverse personal tax consequences under 409A, the timing of the payments shall be delayed until the earlier of (i) the date that is six months and one day after the participant’s separation from service and (ii) the date of the participant’s death.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: December 16, 2008	By:	/s/ Howard G. Ervin
Howard G. Ervin
Vice President, Legal Affairs